Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-106495 and Form S-8 No. 333-69490) pertaining to the First Interstate BancSystem, Inc. 2001 Stock Option Plan, as amended; Registration Statements (Form S-8 No. 333-133837 and Form S-8 No. 333-193543) pertaining to the First Interstate BancSystem, Inc. 2006 Equity Compensation Plan, as amended and restated effective November 21, 2013; Registration Statement (Form S-8 No. 333-203233) pertaining to the First Interstate BancSystem, Inc. 2015 Equity and Incentive Plan; and, Registration Statement (Form S-3 No. 333-188865) pertaining to a shelf registration, of our reports dated February 29, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in the Annual Report on Form 10-K of First Interstate BancSystem, Inc. for the year ended December 31, 2015.

/s/ RSM US LLP

Des Moines, Iowa
February 29, 2016